Exhibit 20.5
Page 1 of 3

Navistar Financial 1995-A Owner Trust
For the Month of October 1995
Distribution Date of November 20, 1995

Original Pool Amount                  $424,879,281.80

Beginning Pool Balance                $368,163,685.54
Beginning Pool Factor                       0.8665136

Principal and Interest Collections:
  Principal Collected
    (Including Servicer Advance Repay) $10,812,506.28
  Interest Collected                    $3,373,566.98

Additional Deposits:
  Repurchase Amounts                            $0.00
  Liquidation Proceeds/Recoveries       $1,209,790.48
Total Additional Deposits               $1,209,790.48

Repos/Chargeoffs                          $776,378.74
Aggregate Number of Notes Charged Off              38

Total Available Funds                  $15,334,782.31

Ending Pool Balance                   $356,635,881.95
Ending Pool Factor                          0.8393817

Servicing Fee                             $306,803.07

Repayment of Servicer Advances             $61,081.43

Reserve Account:
  Beginning Balance                    $22,188,358.45
  Target Percentage                              6.00%
  Target Balance                       $21,398,152.92
  Minimum Balance                       $8,922,464.92
  (Release)/Deposit                      $(790,205.53)
  Ending Balance                       $21,398,152.92

                                           Dollars       Notes
Delinquencies:
  Installments:
     1-30 days                           1,832,673.67    1,172
    31-60 days                             233,315.66      127
    60+ days                                18,747.96       13

    Total                                2,084,737.29    1,172

  Balances:
    60+ days                               614,939.68       13

Memo Item - Reserve Account
  Prior Month                          $22,089,821.13
  + Invest. Income                          98,537.32
  - Transfer to Collections Account              0.00
    Beginning Balance                  $22,188,358.45

Exhibit 20.5
Page 2 of 3

Navistar Financial 1995-A Owner Trust
For the Month of October 1995

                                                              NOTES
                                      TOTAL          CLASS A-1     CLASS A-2    CERTIFICATES
Original
 Pool Amount Dist.:             $424,879,281.80 $80,000,000.00$330,000,000.00 $14,879,281.80
 Distribution Percentages                              100.00%          0.00%          0.00%
 Coupon                                                 5.900%         6.550%         6.850%

Beginning Pool Balance          $368,163,685.54
Ending Pool Balance             $356,635,881.95
Collected Principal              $10,751,424.85
Collected Interest                $3,373,566.98
Charge-Offs                         $776,378.74
Liquidation Proceeds/Recoveries   $1,209,790.48
Servicing                           $306,803.07
Cash Transfer from Reserve Account        $0.00
  Total Collections Available
    for Debt Service             $15,027,979.24

Beginning Balance               $368,163,685.54 $23,284,403.74$330,000,000.00 $14,879,281.80

Interest Due                      $2,000,667.55    $114,481.65  $1,801,250.00     $84,935.90
Interest Paid                     $2,000,667.55    $114,481.65  $1,801,250.00     $84,935.90
Principal Due                    $11,527,803.59 $11,527,803.59          $0.00          $0.00
Principal Paid                   $11,527,803.59 $11,527,803.59          $0.00          $0.00

Ending Balance                  $356,635,881.95 $11,756,600.15$330,000,000.00 $14,879,281.80
Note/Certificate Pool Factor
 (Ending Balance/Original Pool Amount)            0.1469575019   1.0000000000   1.0000000000
Total Distributions              $13,528,471.14 $11,642,285.24  $1,801,250.00     $84,935.90

Interest Shortfall                        $0.00          $0.00          $0.00          $0.00
Principal Shortfall                       $0.00          $0.00          $0.00          $0.00
 Total Shortfall (required from Reserve)  $0.00          $0.00          $0.00          $0.00

Excess Servicing                  $1,499,508.10

Beginning Reserve Account Balance$22,188,358.45
(Release)/Draw                     $(790,205.53)
Ending Reserve Account Balance   $21,398,152.92

Memo Item - Advances:
 Servicer Advances - Current Month  $(61,081.43)
 Total Outstanding Servicer Advances$2,967,724.25

Exhibit 20.5
Page 3 of 3

Navistar Financial 1995-A Owner Trust
For the Month of October 1995

Trigger Events:     A) Loss Trigger
                    B) Delinquency Trigger

                               5              4              3               2              1
                            Jun 1995       Jul 1995       Aug 1995        Sep 1995       Oct 1995
Beg. Pool Balance        $414,608,188.83$404,629,494.13$388,037,002.00$377,759,666.41$368,163,685.54

A) Loss Trigger:
Principal of Contracts
  Charged off                $132,102.43    $314,425.55    $508,479.68  $1,044,025.46   $776,378.74
Recoveries                         $0.00     $68,497.34    $205,263.52    $125,685.85 $1,209,790.48

Total Charged off
  (Months 5,4,3)             $955,007.66
Total Recoveries
  (Months 3,2,1)            1,540,739.85
Net Loss/(Recoveries)
  for 3 Mos.                $(585,732.19)(a)

Total Balance
  (Months 5,4,3)       $1,207,274,684.96 (b)

Loss Ratio [(a/b)(12)]          (0.5822)%

Trigger:
  Is Ratio> 1.5%                      No


B) Delinquency Trigger:
  Balance delinquency
    60+ days                                               $581,648.23  $1,253,903.47  $614,939.68
  As % of Beginning
    Pool Balance                                              0.14990%       0.33193%     0.16703%
  Three Month Average                                         0.16179%       0.21379%     0.21629%

Trigger:
  Is Average> 2.0%                   No

  Navistar Financial Corporation



by:  /s/R. W. CAIN
        R. W. CAIN
        Vice President and Treasurer